UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2024

Everest Consolidator Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41100	86-2485792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 MacArthur Blvd Newport Beach, California		92660
(Address of Principal Executive Offices)		(Zip Code)

(949) 610-0835

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one Warrant	MNTN.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	MNTN	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MNTN WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Everest Consolidator Acquisition Corporation (the “Company”) has extended the date by which it has to consummate a business combination by an additional one (1) month period, from July 28, 2024 to August 28, 2024, upon the deposit of $150,000 into the Company’s Trust Account in accordance with the Company’s amended and restated certificate of incorporation and the terms of the Investment Management Trust Agreement, dated as of November 23, 2021, as subsequently amended, with Equiniti Trust LLC (f/k/a American Stock Transfer & Trust Company, LLC). This is the sixth of six one-month extensions permitted under the Company’s amended and restated certificate of incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everest Consolidator Acquisition Corporation

Date: August 1, 2024	By:	/s/ Adam Dooley
	Name:	Adam Dooley
	Title:	Chief Executive Officer